Exhibit 99.1

MedAssets Reaffirms 2008 and 2009 Financial Outlook; Raises 2009 EPS Guidance

ATLANTA--(BUSINESS WIRE)--January 13, 2009--MedAssets, Inc. (NASDAQ: MDAS) today reaffirmed its 2008 financial outlook, consistent with its earnings press release and Form 8-K filed with the Securities and Exchange Commission on November 13, 2008. The Company also reiterated its 2009 financial outlook and increased its earnings per share (EPS) guidance for 2009, as follows:

(In millions, except EPS)	2009E	Change from Old 2009E
Net Revenue:
Revenue Cycle Management	$207 – 213	--
Spend Management	137 – 143	--
Total Net Revenue	346 – 354	--

Total Adjusted EBITDA	111 – 117	--
(a non-GAAP measure)(1)

Net Income	15.3 – 19.8	+$ 0.9 – 1.0

GAAP EPS (diluted)	0.27 – 0.35	+ 0.02

Adjusted EPS (diluted)	0.56 – 0.64	+$ 0.02
(a non-GAAP measure)

Cash EPS (diluted)	$0.74 – 0.82	--
(a non-GAAP measure)

The $0.02 increase in 2009 GAAP and adjusted EPS is due to a decrease in expected non-cash, tax-adjusted share-based compensation expense for the full year, following the Company’s recent equity grants and updated forecast.

Commenting on the Company’s strong outlook, John A. Bardis, Chairman, President and Chief Executive Officer of MedAssets, stated: “Given the recent commentary regarding the economic environment, we believe it is important to reiterate our confidence in our 2009 financial outlook as we continue to see strength in our sales pipeline, win rate and customer satisfaction. Our business is extremely well suited for this challenging environment, as we offer high-value solutions to hospitals and health systems that can deliver a cash-based ROI in a matter of months, with minimal or no capital outlays. The breadth and depth of our technology and service offerings help to alleviate our customers’ cost and reimbursement pressures and substantially improve their revenue integrity and cash flow.”

Separately, the Company’s management team will present at the J.P. Morgan Healthcare Conference on Wednesday, January 14, 2009 at 11:00 am ET (8:00 am PT). A webcast will be available on MedAssets’ Investor Relations website at http://ir.medassets.com in the Events & Presentations section.

About MedAssets

MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve their financial strength by implementing integrated spend management and revenue cycle solutions that help control cost, improve margins and cash flow, increase regulatory compliance, and optimize operational efficiency. MedAssets serves more than 125 health systems, 3,300 hospitals and 30,000 non-acute care healthcare providers. For more information, go to www.medassets.com.

Safe Harbor Statement

This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company’s future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to: 2008 and 2009 projections, costs and revenue growth, margin and other financial projections. Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important additional factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release can be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2007 and subsequent Forms 10-Q filed with the Securities and Exchange Commission. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

mdas/F

1 Reconciliation of non-GAAP measures, including adjusted EBITDA, adjusted EPS (diluted) and Cash EPS (diluted), to their most directly comparable GAAP measure, is provided in the attached financial schedules.

RECONCILIATION OF 2009 ADJUSTED EBITDA GUIDANCE
(A NON-GAAP MEASURE) TO GAAP NET INCOME GUIDANCE

	Guidance Range for
	Year Ending
In $000s	December 31,
	2009
	(Low)	(High)

Net Income	$15,300	$19,800

Depreciation	15,200	14,800
Amortization of intangibles	28,000	28,000
Amortization of intangibles (included in cost of revenue)	3,200	3,200
Interest expense, net	21,400	20,800
Income tax expense	10,300	13,200

EBITDA	93,400	99,800

Share-based compensation	17,500	17,100
Rental income from capitalized building lease	(400)	(400)
Purchase accounting adjustments	500	500

Adjusted EBITDA	111,000	117,000

RECONCILIATION OF 2009 CASH AND ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
(A NON-GAAP MEASURE) TO GAAP DILUTED EARNINGS PER SHARE GUIDANCE

	Guidance Range for
	Year Ending
	December 31,
In 000s, except per share data	2009
	(Low)	(High)

Net Income	$15,300	$19,800

Diluted earnings per share (EPS)	0.27	0.35
Non-cash, tax-adjusted acquisition-related intangible amortization	0.29	0.29

Adjusted EPS	0.56	0.64

Non-cash, tax-adjusted share-based compensation	0.18	0.18

Cash EPS	$0.74	$0.82

Fully diluted weighted average shares outstanding	57,400	57,400

CONTACT:
MedAssets, Inc.
Robert P. Borchert, 678-248-8194
VP, Investor Relations
rborchert@medassets.com